UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A is being filed as an amendment (this “Amendment”) to the form 8-K filed March 7, 2011 (the “Original 8-K”) filed by TransDigm Group Incorporated (the “Company”), and updates the disclosures made under Item 5.07 regarding the frequency of future non-binding, advisory votes on executive compensation (“say on pay votes”). The sole purpose of this Amendment is to disclose the Company’s decision as to how frequently the Company will submit future say on pay votes for consideration by shareholders. No other changes are being made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As reported in the Original 8-K, a plurality of the shares voting at the Annual Meeting on the non-binding advisory vote on the frequency of future say on pay votes voted for the Company to hold such votes on an annual basis. In light of this result and other factors considered by the Board of Directors, the Board has determined that the Company will hold future say on pay votes on an annual basis until the next required non-binding advisory vote on the frequency of say on pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President, Chief Financial Officer and Secretary

Date: May 2, 2011